Exhibit 99.1


     In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" (FAS 128). FAS 128 replaced the calculation of primary and fully diluted net income
(loss) per share with basic and diluted net income (loss) per share. Unlike primary net income (loss) per share , basic net income (loss) per share excludes any dilutive effects of options, warrants and convertible securities. Diluted net income (loss) per share is very similar to the previously reported fully diluted net income (loss) per share.


Exhibit
99.1

Quarterly Financial Information

                       Dec. 28,     Mar. 29,     Jun.28,  Sep. 27,
                           1996       1997        1997       1997
 Net income(loss)
  per share as
  previously reported    $  0.30  $(0.07)      $(0.67)    $  0.12

 Net income(loss)per
 share;restated,

Basic:
Net income (loss)
per share               $  0.30  $(0.07)       $(0.67)    $  0.12


Diluted:
Net income (loss)
per share               $  0.29  $(0.07)       $(0.67)    $  0.12



                      Dec.       Mar.      Jun.       Sep.
                      30,        30,       29,         28,
                      1995       1996      1996       1996

Net income(loss)per
share as previously
reported               $0.09     $(0.20)  $(0.09)     $0.22

Basic:
Net income (loss)
per share              $0.09     $(0.20)  $(0.09)     $0.22

Diluted:
Net income (loss)
per share              $0.09     $(0.20)  $(0.09)     $0.21




                                                      Page 4 of 6

Fiscal Year Information                      Fiscal Years Ended

                       Sep. 27,  Sep. 28,    Sep. 30,   Oct. 1,   Sep.25,
                         1997      1996        1995      1994       1993

Net income (loss)per
share as previoulsly
reported              $(0.32)    $0.02       $0.20       $0.40    $0.37


Net income (loss)per
share;restated,

Basic:
Net income (loss)per
share                 $(0.32)    $0.02       $0.20       $0.42    $0.42

Diluted:

Net imcome (loss)per
share                 $(0.32)    $0.02       $0.20       $0.40    $0.37


FAS 128 Disclosure

     The calculation of Basic and Diluted earnings per share for the three years ended September 27, 1997, September 28, 1996, and
September 30, 1995, is as follows (in thousands, except per share amounts).

                                   Sep. 27,  Sep. 28, Sep. 30,
                                     1997      1996    1995
 Net(loss)income                  $(1,890)     $131    $1,099
Interest on 6 1/2% subordinated
debentures, net of income tax
effect                                --        --       --

 Net(loss),as adjusted            $(1,890      $131    $1,099

Weighted-average common
shares - Basic                      5,820     5,368    5,370

Dilutive common stock options
and warrants                           --       227      217
Shares issusable from assumed
exercise of conversion of 61/2%
convertible subordinated debentures    --        --       --

Adjusted weighted-average common
shares and assumed conversions
- Diluted                           5,820     5,595    5,587

Earnings per share - Basic;
Net (loss) income per common share $(0.32)    $0.02    $0.20

Earningss per share - Diluted;
Net (loss) income per common share $(0.32)    $0.02    $0.20
                                                  Page 5 of 6

     In fiscal year 1997, 1996, and 1995, options and warrants outstanding and the conversion effect of convertible debentures would have been antidilutive, therefore Basic and Dilutive earnings are the same. The effect of convertible debentures, issued in March and September 1994, is excluded from income and adjusted weighted-average common shares, for the following periods, because it would have been antidilutive. The following amounts related to convertible debentures and common stock options and warrants have been excluded.

(in thousands)

Quarterly Financial Information

                                           Mar. 29,  Jun. 28,
                                             1997      1997


Income, net of tax                           $  39      $  43

Potentially dilutive shares                    384        352




                              Dec. 30,      Mar. 30,  Jun. 29,
                                1995         1996      1996


Income, net of tax        $   96           $  98       $ 102

Potentially dilutive shares  729             977       1,056





Fiscal Year Information


                              Sep. 27,       Sep. 28,   Sep. 30,
                                1997          1996        1995


Income, net of tax           $  168         $   379     $   265

Potentially dilutive shares     370             709         729










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